Exhibit 99.1
BankAtlantic Bancorp Reports Financial Results for First Quarter 2006
Confirms Resolution of Compliance Matter
     FORT LAUDERDALE, Florida — April 26, 2006 — BankAtlantic Bancorp, Inc. (NYSE: BBX) (“Company”) today announced financial results for the quarter ended March 31, 2006. Net income was $6.7 million, or $0.11 per diluted share, compared to $19.9 million, or $0.31 per diluted share, reported in the first quarter 2005.
     Alan B. Levan, Chairman and Chief Executive Officer of BankAtlantic Bancorp commented, “The quarter’s financial results reflect our earlier decision to forego near-term results due to the previously announced costs of our expanded marketing program, our new store expansion program, and the added costs of our expanded hours ‘convenience model.’ We earlier announced our decision to increase our marketing expenditures by approximately $5 million each quarter and to move forward with a new store program with a goal of building sustainable high levels of low cost deposits (demand, savings, and NOW accounts). We knew that these incremental costs would cause earnings for several quarters to be below those of prior periods and our long term objectives, but we expect these moves, in turn, to translate into superior long term profitability. Based on the first quarter’s results, we believe our strategy is working. BankAtlantic’s growth in new low-cost deposits continued to be among the highest rates in the industry, even in the face of general national declines in these deposits. Additionally, earning asset levels remained steady, consistent with our current posture in response to interest rates. We are extremely pleased that asset quality remained very high and that our bank’s other growth initiatives are moving forward as anticipated.
     “BankAtlantic Bancorp and Ryan Beck & Co. recently announced that we are pursuing a financial transaction relating to our investment in Ryan Beck with a view toward monetizing a portion of BankAtlantic Bancorp’s investment in that company. BankAtlantic Bancorp expects to retain a substantial interest in Ryan Beck subsequent to any financial transaction.
     “For several quarters, we have disclosed regulatory issues relating to deficiencies in our compliance with the Bank Secrecy Act and anti-money laundering laws and regulations, and in the fourth quarter, 2005, made a $10 million provision for anticipated fines and penalties. Earlier today, we announced that we had entered into a deferred prosecution agreement with the Department of Justice relating to this matter and had agreed to the payment of a $10 million fine. At the same time we entered into a cease and desist order with the Office of Thrift Supervision and a consent with FinCEN. BankAtlantic has been advised that the orders and consents with the OTS and FinCEN will have no effect on BankAtlantic’s ongoing operations and growth, including branching and acquisitions, provided that BankAtlantic remains in full compliance with the terms of the orders and consents. Since these issues were identified in 2004, we have worked tirelessly to ensure we are in full compliance with all applicable laws and regulations, and have made significant investments in personnel and compliance systems. We are happy to put these issues behind us.
Commentary on Business Segment Operations:
BankAtlantic:
     “BankAtlantic’s landmark ‘Florida’s Most Convenient Bank’ initiative continues to produce impressive growth in new customers. In the quarter, we opened a record 77,000 new low cost deposit accounts, an increase of 37% over the corresponding 2005 quarter. The ‘net new’ low cost deposit balances (net balance growth in both new and ‘legacy’ accounts) increased 79% to a record $205 million vs. $115 million in the comparable 2005 period. This is particularly significant since we achieved the highest level of low cost deposit growth in 2005 during that quarter. At quarter-end, ‘total bank’ and ‘same store’ low cost deposit balances increased 18.7% and 16.6%, respectively, from the first quarter 2005, to a record $2.3 billion in total low cost deposits. The quarter’s growth brought demand deposits to a record 29% of total deposits, and aggregate low cost deposit balances to a record 58% of total deposits. Additionally, we are pleased with the early successes of our new store program. In the past 15 months, we have opened six new stores, and are very pleased with the initial success of each in meeting its goals for growth in low cost deposits, fee income, and overall financial contribution.
     “Earnings for BankAtlantic for the quarter were $10.4 million, down from $20.9 million in the first quarter of 2005. Net interest income of $55.1 million was $0.8 million greater than the first quarter of 2005, in spite of declines in earning assets, reflecting our strategy of utilizing the growth of lower cost deposits to reduce borrowings instead of investing in earning assets.

The ratio of borrowings to deposits and borrowings at quarter end had improved to 26%, down from 35% in the first quarter of 2005. Our longer term expectation is for this ratio to trend toward a range of 10-15%.
     “Non-interest income of $27.0 million was 15% greater than the first quarter of 2005. Excluding income/(loss) from real estate operations discussed below, non-interest income was 32% greater than the first quarter of 2005, driven by growth in service charges directly related to deposit growth. Non-interest expense of $67.4 million was $17.1 million, or 34%, greater than the corresponding quarter of 2005. The growth in expenses from the prior year was largely the result of an $8.0 million (30%) increase in personnel costs and a $3.3 million (36%) increase in occupancy and equipment expense, again reflecting our continued growth and store expansion strategy. Advertising expense increased $3.1 million from the prior year, due to our aggressive program to attract low cost deposits.
     “The tax equivalent net interest margin increased to 4.11%, adjusted for the effect of loan sales (which are recorded as secured borrowings under generally accepted accounting principles), from 4.05% in the last quarter of 2005 and 3.88% in the corresponding quarter of 2005. The continued margin improvement is particularly significant in light of the flatness of the current yield curve. While further margin improvement will depend largely on the future pattern of interest rates, we believe our high level of low cost deposits and the expected continued growth in those deposits, coupled with the general positioning of our balance sheet for rising interest rates should result in a gradual further improvement in BankAtlantic’s margin.
     “Credit quality remained strong, with the ratio of non-performing loans to total loans at 0.14% at March 31, 2006. During the quarter, BankAtlantic recorded net recoveries of $534,000, continuing the pattern of the past several quarters. Provision expense was $163,000 compared to a negative provision of $109,000 in the quarter ended December 31, 2005 and a negative provision of $3.9 million in the corresponding quarter of 2005. The ratio of the allowance for loan losses to non-performing loans remained solid, closing the quarter at 687% compared to 606% at December 31, 2005, and 662% at March 31, 2005.
     “Loans and total earning assets declined slightly as continued run-off of our high rise condominium loan portfolio acted to offset growth in other areas, and as we followed our strategy of limited investment in residential loans due to the current flat yield curve. Average total loans were $4.6 billion vs. $4.8 billion in the comparable 2005 period. Average consumer loans increased 10.7% to $540 million and average small business loans increased 23.2% to $241 million, vs. the comparable 2005 period.
          “During the current quarter, we experienced a loss of $1.1 million from operations of a real estate joint venture acquired in 2002 as part of the acquisition of another bank. The loss resulted from higher development and capitalized interest costs associated with units sold during the period. The higher development costs primarily resulted from an increase in the cost of building materials and a combination of higher labor costs and labor shortages resulting from the active real estate market, exacerbated by damage throughout the area from hurricanes over the past two years. It is possible that we may experience additional losses at this development, depending on the rate of future sales and development costs.
Ryan Beck & Co.:
     “For the first quarter 2006, Ryan Beck & Co. recorded a first quarter loss of $1.6 million compared to a profit of $2.5 million in the first quarter of 2005. The loss was due to weak revenue growth, as well as the compensation costs and other direct expenses associated with the recent expansion of several of its units, principally the capital markets division, in late 2005. Client assets grew to nearly $19 billion, an increase of nearly 10.5% at March 31, 2006 from March 31, 2005. In addition, investment advisory assets grew 7.2% to nearly $1.4 billion over the past year.
     “Gross revenue was $58.8 million vs. $57.6 million for the corresponding quarter of 2005, a 2% increase. Expense growth of 17% was primarily attributable to compensation expense associated with expansion in the capital markets and investment banking groups. In all cases, revenues associated with new hires lagged the increased compensation expense. Compensation and benefits, principally related to this growth, were up $5.9 million, and accounted for two thirds of the 17% increase in operating expenses. In addition, information processing costs and business development costs increased 23% and 46% respectively in the quarter-over-quarter comparison. These increases are also primarily driven by the increased headcount.
BankAtlantic Bancorp:
          “During the quarter, BankAtlantic Bancorp sold a portion of its portfolio of equity securities for a $2.5 million gain. These sales were made to partially fund the interest expense on our junior subordinated debentures, and we presently anticipate continuing this strategy in subsequent periods,” Levan concluded.
Financial Highlights:
First Quarter, 2006 Compared to First Quarter, 2005
BankAtlantic Bancorp — consolidated:
•	Net income of $6.7 million vs. $19.9 million, a decrease of 66%.

•	Earnings per share of $0.11 vs. $0.31, a decrease of 65%.

•	Return on average tangible equity was 6.06%.

•	Book value per share was $8.49.
BankAtlantic:
•	Business segment income was $10.4 million vs. $20.9 million, a decrease of 50%.

•	Return on average tangible assets was 0.70%.

•	Return on average tangible equity was 8.61%.

•	Tax equivalent net interest margin increased to 4.02% vs. 3.76% (4.11% vs. 3.88% excluding $2.4 million of interest income/expense and $2.2 million of interest income/expense, respectively, relating to loan participations recorded as secured borrowings).

•	Non-interest income was $27.0 million vs. $23.5 million, an increase of 15%.

•	Non-interest expense grew to $67.4 million vs. $50.3 million, an increase of 34%.
Ryan Beck & Co.:
•	Business segment loss was $1.6 million vs. a profit in the prior quarter of $2.5 million.

•	Loss on average tangible equity was (6.31%).

•	Total operating revenues were $58.8 million vs. $57.6 million.

•	Principal transactions were $24.7 million vs. $19.8 million.

•	Investment banking revenue was $3.7 million vs. $11.9 million.

•	Commission income was $22.9 million vs. $20.3 million.

BankAtlantic Bancorp will host an investor and media teleconference call and webcast on Thursday, April 27, 2006, at 11:00 a.m. (Eastern Time).
Teleconference Call Information:
     To access the teleconference call in the U.S. and Canada, the toll free number is 1-800- 968-8156. International calls may be placed to 706-634-5752. Domestic and international callers may reference PIN number 7633833.
     A replay of the conference call will be available beginning two hours after the call’s completion through 5:00 p.m. Eastern Time, Friday, May 26, 2006. To access the replay option in the U.S. and Canada, the toll free number to call is 1-800-642-1687. International calls for the replay may be placed at 706-645-9291. The replay digital PIN number for both domestic and international calls is 7633833.
Webcast Information:
     Alternatively, individuals may listen to the live and/or archived webcast of the teleconference call. To listen to the webcast, visit www.BankAtlanticBancorp.com, access the “Investor Relations” section and click on the “Webcast” navigation link. The archive of the teleconference call will be available through 5:00 p.m. Eastern Time, Friday, May 26, 2006.
     BankAtlantic Bancorp’s first quarter, 2006 earnings results press release and financial summary, as well as the Supplemental Financials (a detailed summary of significant financial events and extensive business segment financial data), will be available on its website at: www.BankAtlanticBancorp.com.
•	To view the press release and financial summary, access the “Investor Relations” section and click on the “Quarterly Financials” navigation link.

•	To view the Supplemental Financials, access the “Investor Relations” section and click on the “Supplemental Financials” navigation link.
     Copies of BankAtlantic Bancorp’s first quarter, 2006 earnings results press release and financial summary, and the Supplemental Financials will also be made available upon request via fax, email, or postal service mail. To request a copy, contact BankAtlantic Bancorp’s Investor Relations department using the contact information listed below.

About BankAtlantic Bancorp:
BankAtlantic Bancorp (NYSE: BBX) is a diversified financial services holding company and the parent company of BankAtlantic and Ryan Beck & Co. Through these subsidiaries, BankAtlantic Bancorp provides a full line of products and services encompassing consumer and commercial banking, brokerage and investment banking.
About BankAtlantic:
BankAtlantic, “Florida’s Most Convenient Bank”, is one of the largest financial institutions headquartered in Florida and provides a comprehensive offering of banking services and products via its broad network of community stores and its online banking division - BankAtlantic.com. BankAtlantic has 79 stores and operates more than 200 conveniently located ATMs. BankAtlantic is open 7 days a week and offers holiday hours, extended weekday hours, including several stores open until midnight, Totally Free Online Banking & Bill Pay, 24/7 Customer Service Center, Totally Free Change Exchange coin counters and free retail and business checking with a free gift.
About Ryan Beck & Co.:
Founded in 1946, Ryan Beck & Co., Inc. provides financial advice and innovative solutions to individuals, institutions and corporate clients through the activities of approximately 1,100 employees in 43 offices located in 14 states. For individual investors, the firm’s Private Client Group provides a full range of financial services, including investment consulting, retirement plans, insurance and investment advisory services. Institutional clients benefit from the market making, underwriting and distribution activities of the firm’s experienced Capital Markets Group, which encompasses equity and fixed income trading and institutional sales as well as research. Through its Investment Banking Group, Ryan Beck raises capital and provides financial advisory services to financial institutions, middle market companies and municipalities.
For further information, please visit our websites:
www.BankAtlanticBancorp.com
www.BankAtlantic.com
www.RyanBeck.com

* To receive future BankAtlantic Bancorp news releases or announcements directly via Email, please click on the Email Broadcast Sign Up button on our website:
www.BankAtlanticBancorp.com.
BankAtlantic Bancorp Contact Info:
Leo Hinkley,
Senior Vice President, Investor Relations
Email: InvestorRelations@BankAtlanticBancorp.com
Donna Rouzeau,
Assistant Vice President, Investor Relations & Corporate Communications
Email: CorpComm@BankAtlanticBancorp.com
Phone: (954) 940-5300, Fax: (954) 940-5320
Mailing Address: BankAtlantic Bancorp, Investor Relations
2100 West Cypress Creek Road, Fort Lauderdale, FL 33309

BankAtlantic, “Florida’s Most Convenient Bank,” Contact Info:
Public Relations:
Hattie Hess, Vice President, Public Relations
Telephone: (954) 940-6383, Fax: (954) 940-6310
Email: hhess@BankAtlantic.com
Public Relations for BankAtlantic:
Boardroom Communications
Caren Berg
Phone: (954) 370-8999, Fax: (954) 370-8892
Email: caren@boardroompr.com
# # #
Except for historical information contained herein, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. When used in this press release and in any documents incorporated by reference herein, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions identify certain of such forward-looking statements. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of BankAtlantic Bancorp, Inc. (“the Company”) and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company’s control. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, products and services; credit risks and loan losses, and the related sufficiency of the allowance for loan losses, including the impact on the credit quality of our loans of changes in the commercial real estate market in our trade area; changes in interest rates and the effects of, and changes in, trade, monetary and fiscal policies and laws including their impact on the BankAtlantic’s net interest margin; adverse conditions in the stock market, the public debt market and other capital markets and the impact of such conditions on our activities and the value of our assets; BankAtlantic’s seven-day banking initiatives and other growth, marketing or advertising initiatives not resulting in continued growth of low cost deposits or producing results which justify their costs; the impact of periodic testing of goodwill and other intangible assets for impairment; and future compliance deficiencies occurring despite the regulatory compliance systems and procedures put in place. The results or performance derived or implied, directly or indirectly from the estimates and assumptions, are based on our beliefs and may not be accurate. Past performance, actual or estimated new account openings and growth rate may not be indicative of future results. Further, this press release contains forward-looking statements with respect to Ryan Beck & Co., which are subject to a number of risks and uncertainties including but not limited to the risks and uncertainties associated with its operations, products and services, changes in economic or regulatory policies, its ability to recruit and retain financial consultants, the volatility of the stock market and fixed income markets, as well as its revenue mix, the success of new lines of business and growth; and additional risks and uncertainties that are subject to change and may be outside of Ryan Beck’s control. Moreover, this press release also contains forward-looking statements with respect to the pursuit of a financial transaction regarding the Company’s investment in Ryan Beck, which are subject to a number of risks and uncertainties including but not limited to the fact that a financial transaction may not be consummated or may be consummated on terms different than those currently contemplated. In addition to the risks and factors identified above, reference is also made to other risks and factors detailed in reports filed by the Company with the Securities and Exchange Commission. The Company cautions that the foregoing factors are not exclusive.

BankAtlantic Bancorp, Inc. and Subsidiaries
Summary of Selected Financial Data (unaudited)

		For The Three Months Ended
		3/31/2006	12/31/2005	9/30/2005	6/30/2005	3/31/2005
Earnings (in thousands):
Net income (loss) (GAAP basis)		$6,712	(1,493)	16,260	24,537	19,878
Operating net income **	(note 1)	$6,704	8,507	16,260	26,946	19,878

Average Common Shares Outstanding (in thousands):
Basic		61,005	60,618	60,555	60,453	60,072
Diluted		62,761	62,898	63,193	63,161	63,207

Key Performance Ratios (GAAP basis):
Basic earnings (loss) per share		$0.11	(0.03)	0.27	0.41	0.33
Diluted earnings (loss) per share *		$0.11	(0.03)	0.26	0.38	0.31
Return on average tangible assets	(note 2)%	0.43	(0.09)	0.98	1.48	1.24
Return on average tangible equity	(note 2)%	6.06	(1.32)	15.05	23.98	20.20

Key Performance Ratios (Operating basis):
Basic earnings per share		$0.11	0.14	0.27	0.45	0.33
Diluted earnings per share *		$0.11	0.13	0.26	0.42	0.31
Return on average tangible assets	(note 2)%	0.43	0.53	0.98	1.62	1.24
Return on average tangible equity	(note 2)%	6.05	7.52	15.05	26.33	20.20

* Diluted earnings per share calculation deducts (in thousands):
subsidiaries stock options, if dilutive		$—	(28)	(21)	(665)	(120)

Average Balance Sheet Data (in millions):
Assets		$6,388	6,463	6,692	6,729	6,525
Tangible assets	(note 2)	$6,304	6,378	6,607	6,643	6,438
Loans excluding certain loan participations sold	(note 3)	$4,488	4,550	4,726	4,802	4,668
Loan participations sold	(note 3)	$125	134	148	165	170
Investments		$1,259	1,263	1,322	1,306	1,242
Deposits and escrows		$3,831	3,704	3,655	3,658	3,557
Stockholders’ equity		$522	533	516	490	480
Tangible stockholders’ equity	(note 2)	$443	453	432	409	394

Notes:

(1)	Operating net income is defined as GAAP net income adjusted for gains and costs associated with debt redemptions, an impairment charge relating to BankAtlantic’s headquarter facility and a reserve for a compliance matter.

(2)	Average tangible assets is defined as average total assets less average goodwill and core deposit intangibles. Average tangible equity is defined as average total stockholders’ equity less average goodwill, core deposit intangibles and other comprehensive income.

(3)	Loan participations sold accounted for as secured borrowings.

**	Operating net income is not prepared in accordance with GAAP and this non-GAAP financial measure should not be construed as being superior to GAAP.

BankAtlantic Bancorp, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (unaudited)

(in thousands, except share data)	3/31/2006	12/31/2005	3/31/2005
ASSETS
Cash and due from banks	$161,005	167,032	119,915
Short term investments	18,463	3,229	16,832
Securities available for sale (at fair value)	670,683	674,544	762,573
Securities owned (at fair value)	169,570	180,292	142,294
Investment securities and tax certificates (approximate fair value: $340,114, $364,122 and $298,950)	342,251	364,444	302,498
Loans receivable, net of allowance for loan losses of $41,889, $41,192 and $43,042	4,524,743	4,624,772	4,801,412
Federal Home Loan Bank stock, at cost which approximates fair value	60,800	69,931	80,600
Accrued interest receivable	42,251	41,490	38,864
Real estate held for development and sale	22,347	21,177	24,799
Investments and advances to unconsolidated subsidiaries	11,996	12,464	7,910
Office properties and equipment, net	170,686	154,120	132,438
Deferred tax asset, net	31,376	29,615	22,971
Goodwill	76,674	76,674	76,674
Core deposit intangible asset	7,995	8,395	9,597
Due from clearing agent	2,672	—	1,120
Other assets	44,090	43,232	42,034

Total assets	$6,357,602	6,471,411	6,582,531

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits
Demand	$1,152,361	1,019,949	960,063
NOW	790,225	755,708	676,945
Savings	351,839	313,889	296,485
Money market	806,871	846,441	913,434
Certificates of deposit	859,470	816,689	796,928

Total deposits	3,960,766	3,752,676	3,643,855
Advances from FHLB	1,085,914	1,283,532	1,524,881
Securities sold under agreements to repurchase	94,434	116,026	217,463
Federal funds purchased	81,197	139,475	75,000
Secured borrowings	111,754	138,270	164,180
Subordinated debentures, notes and bonds payable	41,832	39,092	35,878
Junior subordinated debentures	263,266	263,266	263,266
Securities sold but not yet purchased	41,828	35,177	60,276
Due to clearing agent	32,206	24,486	—
Other liabilities	122,635	163,075	116,751

Total liabilities	5,835,832	5,955,075	6,101,550

Stockholders’ equity:
Preferred stock, $.01 par value, 10,000,000 shares authorized; none issued and outstanding	—	—	—
Class A common stock, $.01 par value, authorized 80,000,000 shares; issued and outstanding 56,547,885, 55,884,089 and 55,665,968 shares	565	559	556
Class B common stock, $.01 par value, authorized 45,000,000 shares; issued and outstanding 4,876,124, 4,876,124 and 4,876,124 shares	49	49	49
Additional paid-in capital	263,476	261,720	260,207
Unearned compensation — restricted stock grants	(851)	(936)	(957)
Retained earnings	265,657	261,279	228,714

Total stockholders’ equity before accumulated other comprehensive income	528,896	522,671	488,569
Accumulated other comprehensive (loss)	(7,126)	(6,335)	(7,588)

Total stockholders’ equity	521,770	516,336	480,981

Total liabilities and stockholders’ equity	$6,357,602	6,471,411	6,582,531

BankAtlantic Bancorp, Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)

		For The Three Months Ended
(in thousands)		3/31/2006	12/31/2005	9/30/2005	6/30/2005	3/31/2005
INTEREST INCOME:
Interest and fees on loans		$75,386	75,404	75,747	73,582	68,517
Interest on securities available for sale		4,305	4,379	4,741	5,258	5,295
Interest on tax exempt securities		3,806	3,695	3,733	3,769	3,225
Interest and dividends on investments and securities owned		8,614	9,109	8,708	7,932	7,311

Total interest income		92,111	92,587	92,929	90,541	84,348

INTEREST EXPENSE:
Interest on deposits		12,754	11,736	10,519	9,534	8,295
Interest on advances from FHLB		14,139	15,565	17,332	15,604	13,674
Interest on short-term borrowed funds		2,575	2,746	2,108	2,646	2,099
Interest on secured borrowings		2,401	2,862	2,637	2,483	2,162
Interest on long-term debt		7,584	6,825	6,392	6,316	5,672
Capitalized interest on real estate development		(480)	(513)	(477)	(437)	(452)

Total interest expense		38,973	39,221	38,511	36,146	31,450

NET INTEREST INCOME		53,138	53,366	54,418	54,395	52,898
Provision (recovery from) loan losses		163	(109)	(3,410)	820	(3,916)

NET INTEREST INCOME AFTER PROVISION		52,975	53,475	57,828	53,575	56,814

NON-INTEREST INCOME:
Service charges on deposits		19,099	17,808	16,415	14,744	12,989
Other service charges and fees		6,222	6,436	5,824	5,849	5,238
Broker/dealer revenue		54,562	49,831	50,368	83,915	54,686
Securities activities, net		2,541	474	181	90	102
Gain on sales of loans		94	221	295	116	110
Gain associated with debt redemption		436	—	—	—	—
Income (loss) from real estate operations		(1,096)	(558)	1,142	1,655	2,241
Income from unconsolidated subsidiaries		820	211	142	137	131
Other		2,244	2,299	2,137	2,697	3,173

Total non-interest income		84,922	76,722	76,504	109,203	78,670

NON-INTEREST EXPENSE:
Employee compensation and benefits		80,200	70,257	68,455	78,391	65,795
Occupancy and equipment		16,247	15,394	14,853	13,953	13,237
Impairment of office properties and equipment		—	—	—	3,706	—
Advertising and promotion		9,957	11,701	6,667	8,069	6,298
Professional fees		4,250	4,692	4,207	4,316	4,081
Communications		3,954	3,470	3,371	3,508	3,205
Floor broker and clearing fees		2,719	2,433	2,305	2,012	2,368
Costs associated with debt redemption		423	—	—	—	—
Reserve for fines and penalties, compliance matter		—	10,000	—	—	—
Other		11,918	12,052	11,326	10,188	9,801

Total non-interest expense		129,668	129,999	111,184	124,143	104,785

Income before income taxes		8,229	198	23,148	38,635	30,699
Provision for income taxes		1,517	1,691	6,888	14,098	10,821

GAAP net income (loss)		$6,712	(1,493)	16,260	24,537	19,878

Reconciliation of Operating and GAAP Net Income
GAAP net income (loss)		$6,712	(1,493)	16,260	24,537	19,878
Gain associated with debt redemption		(283)	—	—	—	—
Impairment of office properties and equipment		—	—	—	2,409	—
Costs associated with debt redemption		275	—	—	—	—
Reserve for fines and penalties, compliance matter		—	10,000	—	—	—

Operating net income	(note 1)	$6,704	8,507	16,260	26,946	19,878

BankAtlantic Bancorp, Inc. and Subsidiaries
Consolidated Average Balance Sheet (unaudited)

		For the three months ended
(in thousands except percentages and per share data)		3/31/2006	12/31/2005	9/30/2005	6/30/2005	3/31/2005
Loans:
Residential real estate		$2,043,310	2,115,899	2,245,067	2,262,214	2,085,473
Commercial real estate excluding certain loan participations sold	(note 3)	1,561,236	1,576,131	1,643,570	1,731,243	1,764,927
Loan participations sold	(note 3)	125,293	134,080	147,633	164,778	169,541
Consumer		539,937	538,321	527,190	505,338	487,746
Lease financing		467	1,433	2,768	4,710	6,242
Commercial business		102,066	91,979	90,578	91,756	128,372
Small business		241,103	226,153	216,931	206,272	195,733

Total Loans		4,613,412	4,683,996	4,873,737	4,966,311	4,838,034
Investments — taxable		857,866	867,625	924,911	899,134	877,003
Investments — tax exempt		401,541	394,935	396,908	406,403	364,824

Total interest earning assets		5,872,819	5,946,556	6,195,556	6,271,848	6,079,861
Goodwill and core deposit intangibles		84,878	85,277	85,679	86,095	86,791
Other non-interest earning assets		430,746	431,215	411,116	371,549	358,024

Total assets		$6,388,443	6,463,048	6,692,351	6,729,492	6,524,676

Tangible assets	(note 2)	$6,303,565	6,377,771	6,606,672	6,643,397	6,437,885

Deposits:
Demand deposits		$1,065,510	1,017,467	1,000,219	981,643	912,897
Savings		331,117	309,007	303,268	301,331	281,512
NOW		760,419	692,128	666,567	685,769	664,313
Money market		829,700	887,858	904,382	906,514	921,382
Certificates of deposit		843,866	797,187	781,044	782,335	777,353

Total deposits		3,830,612	3,703,647	3,655,480	3,657,592	3,557,457
Short-term borrowed funds		239,144	276,333	251,242	359,861	352,911
FHLB advances		1,164,675	1,345,033	1,659,411	1,615,310	1,536,434
Secured borrowings	(note 3)	125,293	134,080	147,633	164,778	169,541
Long-term debt		301,529	301,655	298,887	299,075	300,551

Total borrowings		1,830,641	2,057,101	2,357,173	2,439,024	2,359,437
Other liabilities		204,693	169,156	163,581	142,617	128,233

Total liabilities		5,865,946	5,929,904	6,176,234	6,239,233	6,045,127

Stockholders’ equity		522,497	533,144	516,117	490,259	479,549

Total liabilities and stockholders’ equity		$6,388,443	6,463,048	6,692,351	6,729,492	6,524,676

Other comprehensive income (loss) in stockholders’ equity		$(5,350)	(4,810)	(1,612)	(5,119)	(949)

Tangible stockholders’ equity	(note 2)	$442,969	452,677	432,050	409,283	393,707

Period End
Total loans, net excluding certain loan participations sold		$4,412,989	4,486,502	4,543,245	4,803,529	4,637,232
Loan participations sold	(note 3)	111,754	138,270	129,891	165,375	164,180
Total assets		6,357,602	6,471,411	6,482,713	6,883,051	6,582,531
Total stockholders’ equity		521,770	516,336	523,392	510,394	480,981
Common shares outstanding		61,424,009	60,760,213	60,738,610	60,642,777	60,542,092
Cash dividends		2,334,112	2,308,888	2,308,067	2,122,497	2,118,973
Common stock cash dividends per share		0.038	0.038	0.038	0.035	0.035
Closing stock price		14.39	14.00	16.99	18.95	17.40
High stock price for the quarter		15.23	17.19	19.33	19.15	20.00
Low stock price for the quarter		12.67	13.29	15.64	16.51	17.02
Book value per share		8.49	8.50	8.62	8.42	7.94

Bank Operations Business Segment
Condensed Statements of Operations (Unaudited)

	For the Three Months Ended
(in thousands)	3/31/2006	12/31/2005	9/30/2005	6/30/2005	3/31/2005
Net interest income	$55,138	54,760	55,939	56,031	54,345
Provision (recovery from) loan losses	163	(109)	(3,410)	820	(3,916)

Net Interest income after provision for loan losses	54,975	54,869	59,349	55,211	58,261

Non-interest income
Service charges on deposits	19,099	17,808	16,415	14,744	12,989
Other service charges and fees	6,222	6,436	5,824	5,849	5,238
Securities gains (losses)	(1)	—	23	87	7
Gain on sales of loans	94	221	295	116	110
Gain associated with debt redemption	436	—	—	—	—
Income (loss) from real estate operations	(1,096)	(558)	1,142	1,655	2,241
Other non-interest income	2,254	1,928	2,019	2,514	2,956

Total non-interest income	27,008	25,835	25,718	24,965	23,541

Non-interest expense
Employee compensation and benefits	34,357	31,445	28,106	27,577	26,398
Occupancy and equipment	12,372	11,503	10,826	10,165	9,117
Impairment of office properties and equipment	—	—	—	3,706	—
Advertising	8,296	10,244	5,518	5,965	5,168
Professional fees	2,193	2,521	2,641	2,638	1,895
Costs associated with debt redemption	423	—	—	—	—
Reserve for fines and penalties, compliance matter	—	10,000	—	—	—
Other	9,742	10,076	9,631	8,265	7,686

Total non-interest expense	67,383	75,789	56,722	58,316	50,264

Income from bank operations business segment before income taxes	14,600	4,915	28,345	21,860	31,538
Provision for income taxes	4,182	4,018	9,054	7,089	10,677

Net income from bank operations business segment	$10,418	897	19,291	14,771	20,861

Reconciliation of Operating and business segment net income
Business segment income	$10,418	897	19,291	14,771	20,861
Gain associated with debt redemption	(283)	—	—	—	—
Impairment of office properties and equipment	—	—	—	2,409	—
Costs associated with debt redemption	275	—	—	—	—
Reserve for fines and penalties, compliance matter	—	10,000	—	—	—

Operating net income	$10,410	10,897	19,291	17,180	20,861

Bank Operations Business Segment
Condensed Statements of Condition and Statistics (Unaudited)

(in thousands except percentages	For the Three Months Ended
and per share data)	3/31/2006		12/31/2005	9/30/2005	6/30/2005	3/31/2005
Statistics:
GAAP tax equivalent:
Average earning assets		$5,591,286	5,709,807	5,967,885	6,046,843	5,865,733
Average interest bearing liabilities		$4,338,215	4,485,417	4,754,244	4,856,422	4,744,788
Average tangible assets		$5,947,154	6,053,697	6,280,162	6,344,861	6,148,752
Average tangible equity		$484,162	495,614	473,387	463,813	448,667
Borrowings to deposits and borrowings	%	26.31	31.45	33.24	37.95	35.71
Operating (3):
Average earning assets		$5,465,993	5,575,727	5,820,252	5,882,065	5,696,192
Average interest bearing liabilities		$4,212,922	4,351,337	4,606,611	4,691,644	4,575,247
Average tangible assets		$5,821,861	5,919,617	6,132,529	6,180,083	5,979,211
Average tangible equity		$484,162	495,614	473,387	463,813	448,667
GAAP tax equivalent:
Yield on earning assets	%	6.39	6.29	6.08	5.84	5.62
Cost of interest-bearing liabilities	%	3.06	2.97	2.78	2.55	2.30
Interest spread	%	3.33	3.32	3.30	3.29	3.32
Net interest margin	%	4.02	3.96	3.87	3.79	3.76
Operating tax equivalent (3):
Yield on earning assets	%	6.36	6.24	6.05	5.84	5.64
Cost of interest-bearing liabilities	%	2.92	2.80	2.64	2.43	2.19
Interest spread	%	3.44	3.44	3.41	3.41	3.45
Net interest margin	%	4.11	4.05	3.96	3.90	3.88
GAAP:
Efficiency ratio	%	82.03	94.04	69.46	72.00	64.54
Return on average tangible assets	%	0.70	0.06	1.23	0.93	1.36
Return on average tangible equity	%	8.61	0.72	16.30	12.74	18.60
Operating (1):
Efficiency ratio	%	81.95	81.63	69.46	67.42	64.54
Return on average tangible assets	%	0.72	0.74	1.26	1.11	1.40
Return on average tangible equity	%	8.60	8.79	16.30	14.82	18.60
Earning assets repricing (2):
Percent of earning assets that have fixed rates	%	55	54	50
Percent of earning assets that have variable rates	%	45	46	50
One year Gap	%	9	7	4

(1)	Ratios have been adjusted to exclude gains and costs associated with debt redemptions, impairment on BankAtlantic’s former corporate headquarters and a reserve for a compliance matter.

(2)	Percentages for periods prior to September 30, 2005 are not available.

(3)	Adjusted to exclude loan participations sold accounted for as secured borrowings.

Bank Operations Business Segment
Condensed Statements of Financial Condition (Unaudited)

	As of
(in thousands)	3/31/2006	12/31/2005	9/30/2005	6/30/2005	3/31/2005
ASSETS
Loans receivable, net	$4,409,971	4,483,142	4,539,544	4,799,485	4,616,846
Loan participations sold (1)	111,754	138,270	129,891	165,375	164,180
Held to maturity securities	396,251	427,575	439,015	483,992	376,298
Available for sale securities	567,664	578,913	608,375	658,532	695,154
Goodwill	70,489	70,489	70,489	70,489	70,489
Core deposit intangible asset	7,995	8,395	8,796	9,197	9,597
Other assets	435,976	402,546	369,994	374,207	335,215

Total assets	$6,000,100	6,109,330	6,166,104	6,561,277	6,267,779

LIABILITIES AND STOCKHOLDER’S EQUITY
Deposits
Demand	$1,152,365	1,019,992	1,017,866	1,039,703	960,152
NOW	790,225	755,708	673,803	660,633	676,945
Savings	351,839	313,889	303,348	302,677	296,485

Total low cost deposits	2,294,429	2,089,589	1,995,017	2,003,013	1,933,582
Money market	806,871	846,441	921,585	899,364	913,434
Certificate of deposits	859,470	816,689	777,743	789,533	796,928

Total deposits	3,960,770	3,752,719	3,694,345	3,691,910	3,643,944
Advances from Federal Home Loan Bank	1,085,914	1,283,532	1,485,649	1,695,265	1,524,881
Short term borrowings	179,850	261,154	187,513	362,307	298,816
Secured borrowings (1)	111,754	138,270	129,891	165,375	164,180
Long term debt	36,832	39,092	36,702	35,232	35,878
Other liabilities	72,102	89,834	79,228	69,235	73,191

Total liabilities	5,447,222	5,564,601	5,613,328	6,019,324	5,740,890
Stockholder’s equity	552,878	544,729	552,776	541,953	526,889

Total liabilities and stockholder’s equity	$6,000,100	6,109,330	6,166,104	6,561,277	6,267,779

(1)	Amount represents loan participations sold accounted for as secured borrowings.

Bank Operations Business Segment
Average Balance Sheet — Yield / Rate Analysis

	For the Three Months Ended
	March 31, 2006			March 31, 2005
	Average	Revenue/	Yield/	Average	Revenue/	Yield/
(in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Loans:
Residential real estate	$2,043,309	25,712	5.03%	$2,085,473	25,509	4.89%
Commercial real estate	1,557,880	30,827	7.92	1,759,747	28,323	6.44
Loan participations sold	125,293	2,401	7.77	169,541	2,162	5.17
Consumer	539,937	9,477	7.02	487,746	6,776	5.56
Lease financing	467	15	12.85	6,242	151	9.68
Commercial business	102,066	2,246	8.80	94,283	1,640	6.96
Small business	241,103	4,708	7.81	195,733	3,491	7.13

Total loans	4,610,055	75,386	6.54	4,798,765	68,052	5.67
Investments — tax exempt	393,159	5,731 (1)	5.83	334,029	4,829 (1)	5.78
Investments — taxable	588,072	8,233	5.60	732,939	9,555	5.21

Total interest earning assets	5,591,286	89,350	6.39%	5,865,733	82,436	5.62%

Goodwill and core deposit intangibles	78,693			80,375
Other non-interest earning assets	355,868			283,019

Total Assets	$6,025,847			$6,229,127

Deposits:
Savings	$331,117	313	0.38%	$281,512	189	0.27%
NOW	760,419	934	0.50	664,313	602	0.37
Money market	829,700	3,984	1.95	921,382	2,704	1.19
Certificate of deposit	843,866	7,523	3.62	777,353	4,800	2.50

Total interest bearing deposits	2,765,102	12,754	1.87	2,644,560	8,295	1.27

Short-term borrowed funds	245,326	2,643	4.37	357,047	2,122	2.41
Advances from FHLB	1,164,675	14,140	4.92	1,536,434	13,674	3.61
Secured borrowings	125,293	2,401	7.77	169,541	2,162	5.17
Long-term debt	37,819	748	8.02	37,206	600	6.54

Total interest bearing liabilities	4,338,215	32,686	3.06	4,744,788	26,853	2.30
Demand deposits	1,065,909			913,717
Non-interest bearing other liabilities	70,349			44,216

Total Liabilities	5,474,473			5,702,721
Stockholder’s equity	551,374			526,406

Total liabilities and stockholder’s equity	$6,025,847			$6,229,127

Net tax equivalent interest income/net interest spread		56,664	3.33%		55,583	3.32%

Tax equivalent adjustment		(2,006)			(1,690)
Capitalized interest from real estate operations		480			452

Net interest income		55,138			54,345

Margin
Interest income/interest earning assets			6.39%			5.62%
Interest expense/interest earning assets			2.37			1.86

Net interest margin (tax equivalent)			4.02%			3.76%

Net interest margin (tax equivalent) excluding secured borrowings			4.11%			3.88%

(1)	The tax equivalent basis is computed using a 35% tax rate.

Bank Operations Business Segment
Allowance for Loan Loss and Credit Quality

	For the Three Months Ended
(in thousands)	3/31/2006		12/31/2005	9/30/2005	6/30/2005	3/31/2005
Allowance for Loan Losses

Beginning balance		$41,192	40,695	43,650	43,042	46,010

Charge-offs:
Residential real estate		(68)	(8)	(191)	(56)	(198)
Commercial real estate		—	—	—	—	—
Commercial business		(12)	(119)	(222)	(511)	(286)
Consumer		(201)	(91)	(99)	(43)	(106)
Small business		(85)	(102)	(68)	(466)	(128)

Total charge-offs		(366)	(320)	(580)	(1,076)	(718)

Recoveries:
Residential real estate		178	9	55	—	1
Commercial real estate		43	—	—	—	—
Commercial business		111	306	355	345	116
Consumer		199	238	159	121	176
Small business		106	205	289	220	185
Other		263	168	177	178	1,188

Total recoveries		900	926	1,035	864	1,666

Net (charge-offs) recoveries		534	606	455	(212)	948

Provision (recovery from) loan losses		163	(109)	(3,410)	820	(3,916)

Ending balance		$41,889	41,192	40,695	43,650	43,042

Annualized net charge-offs (recoveries) to average loans	%	(0.05)	(0.05)	(0.04)	0.02	(0.08)

	As of
	3/31/2006		12/31/2005	9/30/2005	6/30/2005	3/31/2005
Credit Quality

Nonaccrual loans		$6,101	6,801	6,883	5,785	6,504
Nonaccrual tax certificates		685	388	385	562	417
Real estate owned		1,647	967	912	1,178	1,438
Other repossessed assets		—	—	46	328	—

Total nonperforming assets		$8,433	8,156	8,226	7,853	8,359

Nonperforming assets to total loans and other assets	%	0.18	0.17	0.17	0.16	0.17
Allowance for loan losses to total loans	%	0.94	0.91	0.89	0.90	0.92
Provision expense (recovery) to average loans	%	0.01	(0.01)	(0.29)	0.07	(0.34)
Allowance to nonperforming loans	%	686.59	605.68	591.24	754.54	661.78

(1)	Average and total loans exclude loan participations sold financed by secured borrowings.

Ryan Beck & Co., Inc. Business Segment
Consolidated Statements of Operations and Statistics — Unaudited

	For the Three Months Ended
(in thousands)	3/31/2006		12/31/2005	9/30/2005	6/30/2005	3/31/2005

Revenues
Principal transactions		$24,720	20,900	22,895	36,690	19,802
Investment banking		3,702	4,511	3,741	25,394	11,882
Commissions		22,928	21,891	21,390	19,478	20,315
Interest, dividends and other		7,450	6,848	6,098	5,842	5,634

Total operating revenues		58,800	54,150	54,124	87,404	57,633

Operating expenses
Compensation, benefits		44,355	37,764	39,358	49,766	38,437
Professional fees		1,951	2,287	1,411	1,591	1,417
Communications		3,954	3,470	3,371	3,508	3,205
Occupancy and equipment		3,871	3,887	4,025	3,786	4,118
Floor broker and clearing fees		2,719	2,433	2,305	2,012	2,368
Interest and other		5,106	4,291	3,495	4,733	3,522

Total operating expenses		61,956	54,132	53,965	65,396	53,067

Income (loss) from Ryan Beck business segment — before income taxes		(3,156)	18	159	22,008	4,566
Provision (benefit) for income taxes		(1,591)	(654)	(264)	8,977	2,036

Net income from Ryan Beck business segment		$(1,565)	672	423	13,031	2,530

Statistics:
Average tangible assets		$231,145	220,065	208,883	184,601	171,833
Average tangible equity		99,220	99,456	99,195	85,735	85,248
GAAP return on average tangible assets	%	(2.71)	1.22	0.81	28.24	5.89
GAAP return on average tangible equity		(6.31)	2.70	1.71	60.80	11.87
Compensation as a percent of revenues		75.43	69.74	72.72	56.94	66.69
Commissions to total revenues		38.99	40.43	39.52	22.29	35.25
Principal transactions to total revenues		42.04	38.60	42.30	41.98	34.36
Investment banking revenue to total revenues		6.30	8.33	6.91	29.05	20.62
Condensed Statements of Financial Condition — Unaudited

	As of
(in thousands)	3/31/2006	12/31/2005	9/30/2005	6/30/2005	3/31/2005
ASSETS
Cash and cash equivalents	$3,396	5,366	5,388	4,103	6,312
Securities	169,570	180,292	120,298	109,095	142,294
Notes receivable — GMS	3,018	3,360	3,702	4,043	4,386
Property and equipment, net	7,629	7,573	7,503	6,795	7,020
Goodwill	6,184	6,184	6,184	6,184	6,184
Due from clearing agent	2,672	—	15,650	22,091	1,120
Other assets	37,916	37,334	37,332	51,338	29,426

Total assets	$230,385	240,109	196,057	203,649	196,742

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Securities sold not yet purchased	$41,828	35,177	20,688	28,184	60,276
Due to clearing agent	32,206	24,486	—	—	—
Other liabilities	51,465	74,100	69,695	70,214	44,246

Total liabilities	125,499	133,763	90,383	98,398	104,522

Stockholder’s equity	104,886	106,346	105,674	105,251	92,220

Total liabilities and stockholder’s equity	$230,385	240,109	196,057	203,649	196,742

Parent Company Business Segment Activities
Condensed Statements of Operations — Unaudited

	For the Three Months Ended
(in thousands)	3/31/2006	12/31/2005	9/30/2005	6/30/2005	3/31/2005
Net interest (expense)	$(4,618)	(4,583)	(4,457)	(4,157)	(3,892)
Income from unconsolidated subsidiaries	820	211	142	137	131
Gains on sales of securities	2,541	475	158	3	95
Employee compensation and benefits	(1,487)	(1,048)	(991)	(1,048)	(960)
Other income (expense)	(471)	210	(208)	(168)	(779)

Loss from parent company activities before income taxes	(3,215)	(4,735)	(5,356)	(5,233)	(5,405)
Benefit for income taxes	(1,074)	(1,673)	(1,902)	(1,968)	(1,892)

Net loss from parent company business segment	$(2,141)	(3,062)	(3,454)	(3,265)	(3,513)

Condensed Statements of Financial Condition — Unaudited

	As of
(in thousands)	3/31/2006	12/31/2005	9/30/2005	6/30/2005	3/31/2005
ASSETS
Cash	$4,933	7,342	12,783	11,218	8,032
Securities	112,006	104,602	103,755	100,592	85,711
Notes receivable from related parties	—	—	—	—	16,000
Investment in subsidiaries	657,765	651,078	658,454	647,207	619,111
Investment in unconsolidated subsidiaries	11,996	12,464	12,510	7,910	7,910
Other assets	7,383	8,210	7,075	13,905	15,452

Total assets	$794,083	783,696	794,577	780,832	752,216

LIABILITIES AND STOCKHOLDERS’ EQUITY
Subordinated debentures and notes payable	$268,266	263,266	263,266	263,266	263,266
Other liabilities	4,047	4,094	7,919	7,172	7,969

Total liabilities	272,313	267,360	271,185	270,438	271,235

Stockholders’ equity	521,770	516,336	523,392	510,394	480,981

Total liabilities and stockholders’ equity	$794,083	783,696	794,577	780,832	752,216